Contact:

Carole Casto

Executive Director - Corporate Communications

(317) 610-2480

carole.casto@cummins.com

Date: December 11, 2012

Cummins announces new $1 Billion Stock Repurchase Program

Columbus, Ind – Cummins Inc. (NYSE: CMI) today announced that the Board of Directors has authorized the Company to repurchase up to $1 billion in shares of common stock.

The program was approved as the Company approaches completion of its current $1 billion share repurchase program approved by the Board in February 2011.

“The announcement of this new repurchase program reinforces our commitment to returning value to shareholders and follows a 25 percent increase in the dividend announced in July,” said Cummins Chairman and Chief Executive Officer Tom Linebarger.  “We continue to have confidence in the Company’s future performance and our strong balance sheet allows us the flexibility to fund future growth and to continue to reward shareholders.”

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service diesel and natural gas engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins employs approximately 44,000 people worldwide and serves customers in approximately 190 countries and territories through a network of more than 600 company-owned and independent distributor locations and approximately 6,500 dealer locations. Cummins earned $1.85 billion on sales of $18.0 billion in 2011. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future.  Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and other risks detailed from time to time in our Securities and Exchange Commission filings, including particularly in the Risk Factors section of our 2011 Annual Report on Form 10-K.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.